WRITTEN CONSENT TO ACTION WITHOUT MEETING OF THE SOLE DIRECTOR OF

Fero Industries, Inc.

A COLORADO CORPORATION

The undersigned Director, being the Directors of Fero Industries, Inc., a placeStateColorado corporation, pursuant to the by-laws of the Corporation, hereby consents to the following action, without a meeting, and waives all notice or other meeting requirements.

1)

Forward Share Spilt

2) Amend Articles of Incorporation

RESOLVED, that the number of issued and outstanding shares of the Corporation be increased by virtue of a forward share split on a one old for 5 new basis (5-1) to be effective immediately.

RESOLVED FURTHER, that the Articles of Incorporation be amended to reflect the 5 to1 forward split bringing the total of authorized common shares to 500,000,000. There will be no change in the amount authorized preferred shares.

Dated: November 18, 2008

The undersigned, being all the Director of Fero Industries, Inc., waives the required notice of meeting and consents to all actions taken hereby.

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Kyle Schlosser, President

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Leigh Ann Squire, Secretary Treasurer